Exhibit 5.1

October 25, 2011

AdCare Health Systems, Inc.
5057 Troy Road
Springfield, Ohio  45502

Re:  Registration Statement on Form S-8 AdCare Health Systems, Inc. (the “Company”)

Ladies and Gentlemen:

This opinion is furnished to you in connection with this Registration Statement on Form S-8, as may be amended from time to time (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 1,268,440 shares of Company common stock, no par value (the “Shares”), to be issued pursuant to the Company’s 2004 Stock Option Plan, 2005 Stock Option Plan and 2011 Incentive Stock Option Plan (the “Plans”).

We have examined signed copies of the Registration Statement filed with the Commission.  We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Articles of Incorporation and Code of Regulations of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Ohio.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Plans will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

CARLILE PATCHEN & MURPHY LLP

By:	/s/ Michael A. Smith
Michael A. Smith